Exhibit 99.1

MCG Capital Corporation 1100 Wilson Boulevard Suite 3000 Arlington, VA 22209 (703) 247-7500 (703) 247-7505 (FAX) MCGCapital.com	PRESS RELEASE Contact: Michael R. McDonnell (703) 247-7500 mmcdonnell@MCGCapital.com

FOR IMMEDIATE RELEASE

MCG Capital Corporation Completes $397.7 Million Term Debt Securitization

ARLINGTON, VA – September 30, 2004 – MCG Capital Corporation (Nasdaq: MCGC) today announced that it has completed a $397.7 million term debt securitization.

The offered notes total $325.5 million, or 81.8% of the term debt securitization. The classes, amounts, ratings and LIBOR spread of the offered notes are:

Class	Amount (millions)	Rating (Moody’s/Fitch)	LIBOR Spread (basis points)
A-1	$250.5	Aaa/AAA	43.0
A-2	31.5	Aa1/AAA	65.0
B	43.5	A2/A	130.0

The balance of the notes under the facility, amounting to 18.2% of the term debt securitization, were retained by MCG Capital. The retained notes include Class C securities totaling $15.8 million, which are rated Baa2/BBB by Moody’s and Fitch, respectively, and Class D securities totaling $56.4 million which are unrated.

The facility is secured by the assets of MCG Commercial Loan Trust 2004-1, including commercial loans sold to the trust by MCG Capital, which total approximately $297 million, and restricted cash balances of approximately $99 million to be used to acquire additional commercial loans on or prior to February 28, 2005. The pool of commercial loans in the trust must meet certain requirements, including, but not limited to, term, agency rating, spread and sector diversity requirements.

The proceeds from this transaction will be used to fund continued growth and to repay approximately $192 million of existing indebtedness. Through these repayments, MCG Capital will completely repay all of the outstanding borrowings under its $200 million secured warehouse facility, MCG Commercial Loan Trust 2003-1, with UBS AG and all of the outstanding borrowings under its $115 million revolving credit facility, MCG Master Trust, with Wachovia Bank, National Association. The secured warehouse facility with UBS AG was scheduled to mature on September 30, 2004. In connection with the repayment of the revolving credit facility with Wachovia Bank, National Association, MCG Capital terminated the MCG Master Trust facility.

MCG Capital Corporation

Press Release

September 30, 2004

The new facility is scheduled to terminate on July 20, 2016, or sooner upon repayment of the offered notes. The offered notes are scheduled to be repaid as principal collections are received on the underlying collateral.

The offering of the notes was made through a Rule 144A private offering with UBS Securities LLC serving as the lead placement agent.

About MCG Capital Corporation

MCG Capital is a solutions-focused financial services company providing financing and advisory services to a variety of small- and medium-sized companies throughout the United States with a focus on growth oriented companies. Currently, our portfolio consists primarily of companies in the communications, information services, media and technology, including software and technology-enabled business services, industry sectors. Our capital is generally used by our portfolio companies to finance acquisitions, recapitalizations, management buyouts, organic growth and working capital.

Forward-looking Statements

This press release contains forward-looking statements (i.e., statements that are not historical) describing the MCG Capital’s future plans and objectives, such as our expectation to re-deploy cash balances into new investments, or the expected value resulting from a portfolio company’s acquisition. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including without limitation (1) economic downturns or recessions may impair our customers’ ability to repay our loans and increase our non-performing assets, (2) economic downturns or recessions may disproportionately impact the industry sectors in which we concentrate, causing us to suffer losses in our portfolio and experience diminished demand for capital in these industry sectors, (3) a contraction of available credit and/or an inability to access the equity markets could impair our lending and investment activities, (4) interest rate volatility could adversely affect our results, (5) the risks associated with the possible disruption in our operations due to terrorism and (6) the risks, uncertainties and other factors we identify from time to time in our filings with the Securities and Exchange Commission, including our Form 10-Ks, Form 10-Qs and Form 8-Ks. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be incorrect. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans and objectives will be achieved. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. We undertake no obligation to update such statements to reflect subsequent events.